Exhibit 99.1

Media Release
Peabody Reports Results for the Quarter Ended March 31, 2026
Thermal Coal Volumes Exceed Expectations on Continued Strong Demand

Seaborne Thermal Results Benefit from Rising Prices

Centurion Mine Progressing Toward Full Longwall Production

ST. LOUIS, May 5, 2026 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $(32.4) million, or $(0.27) per diluted share, for the first quarter of 2026, compared to $34.4 million, or $0.27 per diluted share, in the prior-year quarter. Peabody reported Adjusted EBITDA1 of $82.5 million in the first quarter of 2026 compared to $144.0 million in the prior-year quarter.
“Amid volatility in global energy markets, our thermal segments benefited from strong demand and higher realized pricing,” said President and Chief Executive Officer Jim Grech. “While we have extended the Centurion commissioning period, due to temporary equipment and roof control challenges, we continue to advance toward full longwall production rates. Our first quarter results demonstrate the value of our diverse global platform and reflect the durability of coal’s role in providing reliable and affordable power.”
Highlights
•Generated $82.5 million of Adjusted EBITDA in the first quarter, with two segments exceeding volume expectations.

•Delivered year-over-year higher price realizations across both seaborne coal segments, while achieving higher volumes and lower costs versus expectations from the seaborne thermal operations responding to increased demand from the Middle East conflict.

•Working through challenging longwall commissioning conditions at Centurion with continued ramp up in the second quarter. See Centurion Update below for additional information.

•Benefited from continued strength in U.S. thermal markets, with higher volume year-over-year driven by growing electricity demand.

•Advanced rare earth element and critical mineral development, highlighted by promising germanium concentrations from expanded drilling and sampling. The company also continued to progress technical and economic studies, advanced commercial partnerships, and pursued multiple federal and state funding pathways to support domestic supply chain development.

1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reportable segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes herein for a reconciliation and definition of non-GAAP financial measures.

•Declared a quarterly dividend of $0.075 per share on May 5, 2026, payable on June 8, 2026 to stockholders of record on May 19, 2026.

First Quarter Segment Performance

Seaborne Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Tons sold (in millions)	3.0	3.3	4.4
Export	1.9	2.1	2.9
Domestic	1.1	1.2	1.5
Revenue per Ton	$66.61	$62.84	$60.64
Export - Avg. Realized Price per Ton	86.25	81.80	79.39
Domestic - Avg. Realized Price per Ton	32.62	25.92	24.95
Costs per Ton	50.26	43.43	41.37
Adjusted EBITDA Margin per Ton	$16.35	$19.41	$19.27
Adjusted EBITDA (in millions)	$48.5	$63.5	$84.2
Seaborne Thermal delivered Adjusted EBITDA of $48.5 million in the first quarter, driven by 0.2 million export shipments above guidance and higher realized prices. Results benefited from increased Asian coal demand due to higher prices of competing LNG products in March as a result of the Middle East conflict. Costs per ton of $50.26 were below the low end of guidance due to higher production at both Australian thermal mines, resulting in 25 percent Adjusted EBITDA margins.

Seaborne Metallurgical
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Tons sold (in millions)	2.0	2.5	1.8
Revenue per Ton	$138.28	$122.84	$125.15
Costs per Ton	141.72	112.94	117.66
Adjusted EBITDA Margin per Ton	$(3.44)	$9.90	$7.49
Adjusted EBITDA (in millions)	$(7.0)	$24.6	$13.2
Seaborne Metallurgical results were lower than expected due to 0.4 million tons lower volume related to the temporary challenges at Centurion and adverse weather conditions at Coppabella, partially offset by completing an accelerated longwall move at Metropolitan. The segment reported Adjusted EBITDA loss of $7.0 million, including approximately $80 million impact from Centurion, while benefitting from 13 percent higher average realized prices compared to the prior quarter.

Powder River Basin
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Tons sold (in millions)	21.2	22.3	19.6
Revenue per Ton	$13.65	$13.44	$14.02
Costs per Ton	12.53	11.44	12.18
Adjusted EBITDA Margin per Ton	$1.12	$2.00	$1.84
Adjusted EBITDA (in millions)	$23.7	$44.8	$36.3
Powder River Basin generated Adjusted EBITDA of $23.7 million in the first quarter, with sales volumes above guidance. Costs per ton of $12.53 were modestly above target, due to sales mix changes and timing of equipment maintenance and repair costs.

Other U.S. Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Tons sold (in millions)	3.3	3.7	3.1
Revenue per Ton	$55.79	$51.64	$54.32
Costs per Ton	44.37	46.77	43.71
Adjusted EBITDA Margin per Ton	$11.42	$4.87	$10.61
Adjusted EBITDA (in millions)	$37.8	$18.1	$32.9
Other U.S. Thermal delivered Adjusted EBITDA of $37.8 million in the first quarter. Volumes were in line with expectations, while costs per ton of $44.37 came in below company targets, reflecting disciplined cost control and higher production at underground operations. The segment reported 20 percent Adjusted EBITDA margins.

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Centurion Update

During initial longwall commissioning, electrical and mechanical issues, now resolved, constrained cutting speeds which contributed to temporary challenges to roof conditions. The company implemented a comprehensive response plan focused on proactive strata management, targeted equipment optimization, and deployment of additional technical and operational resources. The Company anticipates completing commissioning and production ramp-up in the second quarter, and running at full longwall production rates throughout the second half of the year.

The company expects Centurion to sell approximately 0.3 million tons in the second quarter. The longwall move initially planned for the fourth quarter is now expected in early 2027, leading to full year 2026 volume of 2.5 million tons compared to the original 3.5 million ton expectation.

“While this was not the start we had anticipated, we quickly mobilized the most experienced engineering and operating personnel to address the challenges,” said Mr. Grech. “The team has responded safely and effectively, stabilizing performance and positioning the operation for increased production moving forward.”

Second Quarter 2026 Outlook
Seaborne Thermal
•Volume is expected to be 3.0 million tons, including 1.9 million export tons. 0.3 million export tons are priced at approximately $64.60 per ton, and 1.0 million tons of Newcastle product and 0.6 million tons of high ash product are unpriced. Costs are anticipated to be $57—$62 per ton.

Seaborne Metallurgical

•Seaborne met volumes are expected to be 2.3 million tons and are expected to achieve approximately 75 percent of the premium hard coking coal price index. Costs are anticipated to be $145—$150 per ton.
U.S. Thermal
•PRB volume is expected to be 19 million tons at an average price of $13.50 per ton and costs of approximately $13.00—$13.50 per ton.
•Other U.S. Thermal volume is expected to be 3.4 million tons at an average price of $54.50 per ton and costs of approximately $45—$49 per ton.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Kala Finklang
Email: ir@peabodyenergy.com

Guidance Targets

Segment Performance
	2026 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	12.0 - 13.0	6.7	$48.93	$49.50 - $54.50
Seaborne Thermal (Export)	7.5 - 8.5	2.2	$82.94	N/A
Seaborne Thermal (Domestic)	4.5	4.5	$32.31	N/A
Seaborne Metallurgical	9.3 - 10.3	3.0	$138.84	$123.00 - $133.00
PRB U.S. Thermal	82.0 - 88.0	80.5	$13.50	$11.75 - $12.25
Other U.S. Thermal	13.2 - 14.2	13.4	$55.25	$45.00 - $49.00

Other Annual Financial Metrics ($ in millions)
	2026 Full Year
SG&A	$115
Total Capital Expenditures	$340
ARO Cash Spend	$65

Supplemental Information

Seaborne Thermal	50% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and 50% are expected to have a higher ash content and price at 85-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at ~80% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at March 31, 2026. Weighted average quality for the PRB segment 2026 volume is approximately 8,725 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Mar. 31, 2026, Dec. 31, 2025 and Mar. 31, 2025

(In Millions, Except Per Share Data)
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Revenue	$973.3	$1,022.3	$937.0
Operating Costs and Expenses (1)	864.7	878.4	770.2
Depreciation, Depletion and Amortization	109.5	99.0	92.1
Asset Retirement Obligation Expenses	13.6	(4.8)	13.6
Selling and Administrative Expenses	31.6	30.5	23.6
Restructuring Charges	1.1	0.3	1.7
Costs Related to Terminated Acquisition	3.0	3.7	2.4
Net Gain on Disposals	(11.7)	(2.4)	(5.2)
Loss from Equity Affiliates	5.7	4.2	6.7
Other Operating Loss	—	5.6	—
Operating (Loss) Profit	(44.2)	7.8	31.9
Interest Expense, Net of Capitalized Interest	10.7	11.3	11.5
Interest Income	(13.1)	(12.3)	(15.4)
Net Periodic Benefit Credit, Excluding Service Cost	(0.4)	(7.4)	(7.4)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(5.4)	—
(Loss) Income from Continuing Operations Before Income Taxes	(41.4)	21.6	43.2
Income Tax (Benefit) Provision	(16.0)	10.0	4.9
(Loss) Income from Continuing Operations, Net of Income Taxes	(25.4)	11.6	38.3
(Loss) Income from Discontinued Operations, Net of Income Taxes	(0.2)	0.8	(0.3)
Net (Loss) Income	(25.6)	12.4	38.0
Less: Net Income Attributable to Noncontrolling Interests	6.8	2.0	3.6
Net (Loss) Income Attributable to Common Stockholders	$(32.4)	$10.4	$34.4

Adjusted EBITDA (2)	$82.5	$118.1	$144.0

Diluted EPS - (Loss) Income from Continuing Operations (3)(4)	$(0.26)	$0.08	$0.27

Diluted EPS - Net (Loss) Income Attributable to Common Stockholders (3)	$(0.27)	$0.09	$0.27

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)	Weighted average diluted shares outstanding were 122.0 million, 123.0 million and 138.7 million during the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(4)	Reflects (loss) income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Mar. 31, 2026 and Dec. 31, 2025

(Dollars In Millions)
	(Unaudited)
	Mar. 31, 2026	Dec. 31, 2025
Cash and Cash Equivalents	$492.5	$575.3
Accounts Receivable, Net	309.5	314.9
Inventories, Net	405.5	383.2
Other Current Assets	303.8	285.4
Total Current Assets	1,511.3	1,558.8
Property, Plant, Equipment and Mine Development, Net	3,129.9	3,153.3
Operating Lease Right-of-Use Assets	128.9	121.2
Restricted Cash and Collateral	811.3	844.1
Investments and Other Assets	126.3	127.6
Deferred Income Taxes	2.3	2.2
Total Assets	$5,710.0	$5,807.2

Current Portion of Long-Term Debt	$14.3	$15.2
Accounts Payable and Accrued Expenses	795.6	827.0
Total Current Liabilities	809.9	842.2
Long-Term Debt, Less Current Portion	320.9	321.2
Deferred Income Taxes	3.5	26.3
Asset Retirement Obligations, Less Current Portion	694.4	692.8
Accrued Postretirement Benefit Costs	108.8	109.2
Operating Lease Liabilities, Less Current Portion	94.4	87.5
Other Noncurrent Liabilities	138.0	145.8
Total Liabilities	2,169.9	2,225.0

Common Stock	1.9	1.9
Additional Paid-in Capital	4,010.3	4,004.8
Treasury Stock	(1,930.6)	(1,927.3)
Retained Earnings	1,314.2	1,355.9
Accumulated Other Comprehensive Income	99.4	101.1
Peabody Energy Corporation Stockholders' Equity	3,495.2	3,536.4
Noncontrolling Interests	44.9	45.8
Total Stockholders' Equity	3,540.1	3,582.2
Total Liabilities and Stockholders' Equity	$5,710.0	$5,807.2

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Mar. 31, 2026, Dec. 31, 2025 and Mar. 31, 2025

(Dollars In Millions)
	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$30.6	$69.2	$120.5
Net Cash Used in Discontinued Operations	(0.6)	(0.6)	(0.6)
Net Cash Provided By Operating Activities	30.0	68.6	119.9
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(85.4)	(130.6)	(70.4)
Changes in Accrued Expenses Related to Capital Expenditures	(37.1)	24.6	(38.6)
Proceeds from Disposal of Assets, Net of Receivables	5.4	15.9	7.2
Contributions to Joint Ventures	(165.6)	(165.7)	(138.3)
Distributions from Joint Ventures	160.2	162.8	150.8
Other, Net	(1.0)	(0.8)	(0.3)
Net Cash Used In Investing Activities	(123.5)	(93.8)	(89.6)
Cash Flows From Financing Activities
Repayments of Long-Term Debt	(2.4)	(2.3)	(2.8)
Payment of Debt Issuance and Other Deferred Financing Costs	—	—	(1.7)
Repurchase of Employee Common Stock Relinquished for Tax Withholding	(3.3)	—	(0.8)
Dividends Paid	(9.2)	(9.0)	(9.1)
Distributions to Noncontrolling Interests	(7.7)	(0.1)	(14.7)
Net Cash Used In Financing Activities	(22.6)	(11.4)	(29.1)
Net Change in Cash, Cash Equivalents and Restricted Cash	(116.1)	(36.6)	1.2
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,284.5	1,321.1	1,382.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,168.4	$1,284.5	$1,383.8

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Mar. 31, 2026, Dec. 31, 2025 and Mar. 31, 2025

(Dollars In Millions)
Note: Management believes that non-GAAP financial measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
(Loss) Income from Continuing Operations, Net of Income Taxes	$(25.4)	$11.6	$38.3
Depreciation, Depletion and Amortization	109.5	99.0	92.1
Asset Retirement Obligation Expenses	13.6	(4.8)	13.6
Restructuring Charges	1.1	0.3	1.7
Costs Related to Terminated Acquisition	3.0	3.7	2.4
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.6)	(0.8)	(0.6)
Other Operating Loss	—	5.6	—
Interest Expense, Net of Capitalized Interest	10.7	11.3	11.5
Interest Income	(13.1)	(12.3)	(15.4)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(5.4)	—
Unrealized (Gains) Losses on Foreign Currency Option Contracts	(0.3)	0.1	(4.3)
Take-or-Pay Contract-Based Intangible Recognition	—	(0.2)	(0.2)
Income Tax (Benefit) Provision	(16.0)	10.0	4.9
Adjusted EBITDA (1)	$82.5	$118.1	$144.0

Operating Costs and Expenses	$864.7	$878.4	$770.2
Unrealized Gains (Losses) on Foreign Currency Option Contracts	0.3	(0.1)	4.3
Take-or-Pay Contract-Based Intangible Recognition	—	0.2	0.2
Net Periodic Benefit Credit, Excluding Service Cost	(0.4)	(7.4)	(7.4)
Total Segment Costs (2)	$864.6	$871.1	$767.3

(1)	Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the reportable segments’ operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)	Total Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each reportable segment's operating performance, as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Mar. 31, 2026, Dec. 31, 2025 and Mar. 31, 2025

	Quarter Ended
	Mar.	Dec.	Mar.
	2026	2025	2025
Tons Sold (In Millions)	29.6	31.9	28.9

Revenue Summary (In Millions)
Seaborne Thermal	$197.5	$205.6	$265.1
Seaborne Metallurgical	283.0	305.4	220.1

Powder River Basin	289.5	300.3	275.6
Other U.S. Thermal	184.5	191.5	168.7
Total U.S. Thermal	474.0	491.8	444.3
Corporate and Other	18.8	19.5	7.5
Total	$973.3	$1,022.3	$937.0

Total Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$149.0	$142.1	$180.9
Seaborne Metallurgical	290.0	280.8	206.9

Powder River Basin	265.8	255.5	239.3
Other U.S. Thermal	146.7	173.4	135.8
Total U.S. Thermal	412.5	428.9	375.1
Corporate and Other	13.1	19.3	4.4
Total	$864.6	$871.1	$767.3

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$48.5	$63.5	$84.2
Adjusted EBITDA - Seaborne Metallurgical	(7.0)	24.6	13.2

Adjusted EBITDA - Powder River Basin	23.7	44.8	36.3
Adjusted EBITDA - Other U.S. Thermal	37.8	18.1	32.9
Adjusted EBITDA - Total U.S. Thermal	61.5	62.9	69.2
Middlemount	(5.0)	(1.0)	(6.9)
Resource Management Results (2)	14.0	11.4	5.5
Selling and Administrative Expenses	(31.6)	(30.5)	(23.6)
Other Operating Costs, Net (3)	2.1	(12.8)	2.4
Adjusted EBITDA (1)	$82.5	$118.1	$144.0

(1)	Total Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s other equity method investments, costs associated with suspended operations, holding costs associated with the Centurion Mine, the impact of foreign currency remeasurement and expenses related to the Company’s other commercial activities.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.